FIRST SUPPLEMENT

                         DATED DECEMBER 22, 1999 TO THE

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                             DATED NOVEMBER 17, 1999

       Fayetteville Lithotripters Limited Partnership - South Carolina II

                  Fayetteville Lithotripters Limited Partnership - South Carolina 1I, a South Carolina limited partnership (the "Partnership"), by this First Supplement hereby amends and supplements its Confidential Private Placement Memorandum of November 17, 1999 (the "Memorandum"). Capitalized terms used herein and not otherwise defined have the meanings provided in the Memorandum. Persons who have subscribed for or are considering an investment in the Units offered by the Memorandum should carefully review this First Supplement.

Extension of the Offering

                  Pursuant to the authority given to the General Partner in the Memorandum, the General Partner hereby elects to extend the Closing Date to January 14, 2000 (or such earlier date as the General Partner may, in its sole discretion, otherwise elect).

Status of Proposed Non-Competition Provision Amendment

                  On November 29, 1999, the General Partner distributed a proposed Partnership Agreement Amendment that would replace the recently approved strengthened non-competition provision with the old original non-competition provision. Although the Limited Partner Amendment ballots are still being collected, there appears to be substantial support for the Non-Competition Amendment. The General Partner is confident that the Amendment will receive the requisite two-thirds in interest vote required for passage if it votes in favor of the Amendment. The General Partner will vote in favor of the Amendment once the Dilution Offering successfully closes as evidenced by the Offering receiving widespread support through subscriptions from the Partnerships existing Limited Partners.

                  Questions concerning this First Supplement should be directed to Alan Terry at 1-800-682-7971, Extension 3.